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                                                                   EXHIBIT 10.30

                                 PROMISSORY NOTE

PRINCIPAL $25,000.                                        DATE: FEBRUARY 1, 2001
2000

     1. PRINCIPAL AND INTEREST. Ampersand Medical Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), with offices at 414 N. Orleans St., Suite 510, Chicago, Illinois, 60610 for value received, hereby promises to pay to the order of Azimuth Corporation (the "Holder"), with offices at 3600 Rio Vista Avenue, Suite A, Orlando, Florida 32805, or any successor in interest in lawful money of the United States at the address of the Holder set forth below, the principal sum of Twenty-Five Thousand and 00/100 Dollars ($25,000) 30 days from date of issue (the "Maturity Date"), together with simple interest from the date hereof, computed on the basis of a 365-day year from the date of original issuance until the Maturity Date, or such earlier payment date as described below, at the rate of 15% per annum.

     2. PREPAYMENT. The principal amount of the Note, plus any accrued interest due thereon, may be prepaid in its entirety at any time. The holder shall have the option of offsetting the principal, and any accrued interest due thereon against any monies paid to Ampersand in accordance with the terms of the Holder's subscription evidencing participation in a Confidential Private Offering of shares of Series B Convertible Preferred Stock.

     3. DEFAULT PENALTY PROVISIONS. If the Company fails to pay the principal and accrued interest due thereon on the maturity date, interest shall continue to accrue as computed above at an adjusted rate of 18% per annum from the Maturity Date until the date the note and accrued interest is paid in full.

     4. USE OF PROCEEDS. General corporate purposes.

     5. GOVERNING LAW. The Note is delivered in and shall be construed in accordance with the laws of the State of Illinois, without regard to conflicts of laws provisions thereof.

        IN WITNESS WHEREOF, and intending to be legally bound hereby, the Company has caused this Note to be executed and delivered by its proper and duly authorized officers as of the date first above written.


AMPERSAND MEDICAL CORPORATION



BY:________________________________

NAME:  LEONARD R. PRANGE
TITLE: PRESIDENT, COO/CFO